EXHIBIT 99.3

NIGHTHAWK PRO FORMA COMBINED

FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the acquisition of Radlinx by NightHawk, accounted for as a business combination using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the acquired assets and liabilities of Radlinx have been combined with the recorded values of the assets and liabilities of NightHawk in the unaudited pro forma condensed combined financial information. The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based on management’s preliminary valuation. The estimates and assumptions are subject to change upon the finalization of the valuation. The primary areas of the purchase price allocation which are not yet finalized relate to the fair value of identifiable intangible assets, certain accrued expenses, deferred tax assets and liabilities, and goodwill. However, it is not anticipated that any final adjustments will have a material impact on the Company’s pro forma operating results.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2007 gives effect to the acquisition of Radlinx by NightHawk as if the acquisition occurred on March 31, 2007. The NightHawk consolidated balance sheet information included in the unaudited pro forma condensed combined balance sheet as of March 31, 2007 was derived from NightHawk’s unaudited March 31, 2007 condensed consolidated balance sheet. The Radlinx balance sheet information included in the unaudited pro forma condensed combined balance sheet as of March 31, 2007 was derived from Radlinx’s unaudited March 31, 2007 balance sheet, included elsewhere in this Form 8-K/A.

The following unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2006 gives pro forma effect to the acquisition of Radlinx by NightHawk as if the transactions were consummated on January 1, 2006. The information included in the unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2006 includes the consolidated statement of operations of NightHawk for the year ended December 31, 2006, and the statement of income of Radlinx for the year ended December 31, 2006, which were derived from their respective audited statements of operations or statement of income for that year. The Radlinx audited December 31, 2006 statement of income is included elsewhere in this Form 8-K/A.

The following unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2007 gives pro forma effect to the acquisition of Radlinx by NightHawk as if the transactions were consummated on January 1, 2006. The information included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2007 includes the consolidated statement of operations of NightHawk for the three months ended March 31, 2007, and the statement of income of Radlinx for the three months ended March 31, 2007, which were derived from their respective unaudited statements of operations or statement of income for that period. The Radlinx unaudited March 31, 2007 statement of income is included elsewhere in this Form 8-K/A.

The following unaudited pro forma combined financial information has been prepared by NightHawk management for illustrative purposes only. The unaudited pro forma combined financial statements are not intended to represent or be indicative of the financial position or results of operations in future periods or the results that actually would have been realized had NightHawk and Radlinx been a combined company during the specified periods. Additionally, the unaudited pro forma results do not give effect to any potential cost savings or other synergies that could result from the combination of NightHawk and Radlinx. The unaudited pro forma combined financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Radlinx included elsewhere in this Form 8-K/A and in NightHawk’s Form 10-K filed with the SEC on March 6, 2007 and Form 10-Q filed with the SEC on May 2, 2007.

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF MARCH 31, 2007

(Amounts in thousands)

	Historical			Pro Forma Adjustments		Pro Forma Combined
	NightHawk	Radlinx
ASSETS
Current assets:
Cash and cash equivalents	$38,627	$		$—		$38,627
Marketable securities	31,488			—		31,488
Trade accounts receivable, net	13,590		3,295	—		16,885
Prepaid expenses and other current assets	2,763		374	—		3,137

Total current assets	86,468		3,669	—		90,137

Property and equipment, net	7,117		843	—		7,960
Goodwill	21,491			29,251	(2)	50,742
Intangible assets, net	13,094		215	19,200	(1)	32,509
Other assets, net	348			1,718	(4)	2,066

Total	$128,518		$4,727	$50,169		$183,414

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$14,412		$1,649	$—		$16,061
Accrued payroll and related benefits	1,688		247	—		1,935
Current maturities of long-term debt and capital lease obligations			1,380	4,591	(4)	5,971
Line-of-credit			1,679	(1,679	)(5)

Total current liabilities	16,100		4,955	2,912		23,967
Long-term debt and capital lease obligations, less current maturities			9,486	37,543	(4)	47,029
Insurance reserve	2,664			—		2,664
Deferred income taxes	571			—		571
Other liabilities	135			—		135

Total liabilities	19,470		14,441	40,455		74,366
Commitments and contingencies

STOCKHOLDERS’ EQUITY:
Common stock—150,000,000 shares authorized; $.001 par value; 29,981,990 shares issued and outstanding at March 31, 2007	30			—		30
Additional paid-in capital	232,338			—		232,338
Retained earnings (deficit)	(123,320)					(123,320)
Partners deficit			(9,714)	9,714	(6)

Total stockholders’ equity	109,048		(9,714)	9,714		109,048

Total	$128,518		$4,727	$50,169		$183,414

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006

(Amounts in thousands, except per share data)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	NightHawk	Radlinx
Service revenue	$92,168	$20,284	$—		$112,452

Operating costs and expenses:
Professional services	38,963	12,423	—		51,386
Sales, general and administrative	27,607	4,895	—		32,502
Depreciation and amortization	2,199	208	2,062	(3)	4,469

Total operating costs and expenses	68,769	17,526	2,062		88,357

Operating income	23,399	2,758	(2,062)		24,095

Other income (expense):
Interest expense	(562)	(1,111)	(3,000	) (4)	(4,673)
Interest income	3,028		—		3,028
Other, net	(34)		—		(34)
Change in fair value of redeemable preferred stock conversion feature	(44,184)		—		(44,184)

Total other income (expense)	(41,752)	(1,111)	(3,000)		(45,863)

Income (loss) before income taxes	(18,353)	1,647	(5,062)		(21,768)
Income tax expense (benefit)	10,048		(1,332	) (7)	8,716

Net income (loss)	(28,401)	1,647	(3,730)		(30,484)

Redeemable preferred stock accretion	(118)		—		(118)
Net income (loss) applicable to common stockholders	$(28,519)	$1,647	$(3,730)		$(30,602)

Net income (loss) per share:
Basic and diluted	$(1.00)				$(1.07)
Shares used to compute net income (loss) per share:
Basic and diluted	28,528,079				28,528,079

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2007

(Amounts in thousands, except per share data)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	NightHawk	Radlinx
Service revenue	$25,881	$6,073	$—		$31,954

Operating costs and expenses:
Professional services	10,373	3,723	—		14,096
Sales, general and administrative	8,464	1,493	—		9,957
Depreciation and amortization	850	68	500	(3)	1,418

Total operating costs and expenses	19,687	5,284	500		25,471

Operating income	6,194	789	(500)		6,483

Other income (expense):
Interest expense	(1)	(333)	(736	)(4)	(1,070)
Interest income	889		—		889
Other, net	(2)		—		(2)

Total other income (expense)	886	(333)	(736)		(183)

Income (loss) before income taxes	7,080	456	(1,236)		6,300
Income tax expense (benefit)	2,748		(304	)(7)	2,444

Net income (loss)	$4,332	$456	$(932)		$3,856

Net income (loss) per share:
Basic	$0.14				$0.13
Diluted	$0.14				$0.12
Shares used to compute net income (loss) per share:
Basic	29,960,256				29,960,256
Diluted	30,881,728				30,881,728

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

NOTES TO THE NIGHTHAWK UNAUDITED

PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1: Acquisition of Radlinx

On April 5, 2007, the Company completed the acquisition of all of the outstanding equity interests of The Radlinx Group, Ltd., a privately held radiology services company (“ Radlinx”), pursuant to a Stock and Partnership Interest Purchase Agreement dated April 5, 2007 with the owners of Radlinx (the “Purchase Agreement”).

In accordance with the terms of the Purchase Agreement, the Company has acquired all of the outstanding capital of Radlinx for a total consideration consisting of the following: (1) $53.0 million in cash at closing plus (2) additional cash consideration to be paid as an earnout within 45 days of the one-year anniversary of the closing, which amount will be calculated as 25% of the revenues generated by the Radlinx customers during that period. The Company financed the acquisition by entering into a credit agreement relating to a term loan in an amount of $53.0 million.

Of the amount paid at closing, an aggregate of $5.3 million was placed in an escrow account to satisfy the indemnification obligations of the owners of Radlinx for breaches or inaccuracies of certain representations, warranties and covenants made by Radlinx and its owners. Also, approximately $12.6 million was used to simultaneously pay off the acquired debt and capital lease obligations of Radlinx at acquisition.

The acquisition of Radlinx has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values.

The allocation of the purchase price has been prepared based on preliminary estimates of fair values, including acquired customer relationships, trade name, and non-compete agreements. An independent appraisal firm is currently performing an evaluation of the fair value of acquired intangibles. Therefore, actual amounts recorded upon the finalization of estimates of fair values, including acquisition-related intangible assets may differ materially from the information presented in these unaudited pro forma combined consolidated financial statements. NightHawk’s estimates of the fair values of the assets and liabilities of Radlinx have been combined with the recorded values of the assets and liabilities of NightHawk in the unaudited pro forma combined financial information.

The preliminary allocation of the purchase price is summarized below (in thousands):

Cash and cash equivalents	$9
Accounts receivable	3,356
Other current assets	374
Property, plant and equipment	856
Goodwill	31,280
Amortizable intangible assets
Customer relationships	17,200
Trade name	1,500
Non-compete agreements	500
Accounts payable and accrued expenses	(2,138)
Debt paid at closing	(12,545)

$40,392

The amortizable intangible assets are expected to be amortized on a straight-line basis over their estimated useful lives, which NightHawk is currently estimating to be between two to ten years. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if indicators of impairment are present). In the event that NightHawk management determines that the goodwill has become impaired, NightHawk will incur a charge for the amount of impairment during the period in which the determination is made.

Note 2: Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

1.	Acquired intangible assets related to customer relationships, trade names and non-compete agreements.

2.	Goodwill resulting from acquisition.

3.	To record the amortization of acquired intangibles over the estimated economic useful lives including customer relationships (10 years), trade name (5 years) and non-compete agreements (2 years).

4.	To eliminate the debt and related interest expense related to Radlinx which was paid off simultaneous with acquisition. This adjustment is offset by the $53.0 million of debt issued subject to the credit agreement entered into by NightHawk. The effective interest rate on the debt is 7.61% with a seven year maturity. Debt issuance costs of $1.7 million and related amortization expense are also included.

5.	To eliminate line-of-credit paid off simultaneously with acquisition.

6.	To eliminate all equity accounts of Radlinx.

7.	To reflect corporate income tax at assumed effective rate of 39%.